EXHIBIT 99(a)(1)(G)

NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

If you previously elected to reject Cysive, Inc.’s (“Cysive”) Offer to Exchange, and you would like to change your election and accept the Offer, you must sign this Notice AND a new Election Form and return both to Robert M. Skelton before 5:00 p.m., Eastern Time, on February 22, 2002, unless the Offer is extended. This Notice of Change in Election may be sent via mail or courier to Robert M. Skelton at Cysive’s corporate offices in Reston, Virginia, by facsimile at (703) 259-2402, or e-mail at rskelton@cysive.com. Notices returned via e-mail or facsimile will be accepted, provided the originals are received by March 1, 2002. If you have questions regarding the process for returning this Notice, please contact Robert M. Skelton via e-mail at rskelton@cysive.com or by telephone at (703) 259-2300.

To Cysive:

I previously received a copy of the Offer to Exchange (dated January 24, 2002), the e-mail notice, the Summary of Terms and an Election Form. I signed and returned the Election Form, in which I elected to reject Cysive’s Offer to Exchange. I now wish to change that election, and accept Cysive’s Offer to Exchange. I understand that by signing this Notice and a new Election Form and delivering both to Robert M. Skelton, I will be able to withdraw my rejection of the Offer and accept the Offer instead. I have read and understand all of the terms and conditions of the Offer to Exchange.

I understand that in order to accept the Offer, I must sign and deliver this Notice and a new Election Form to Robert M. Skelton before 5:00 p.m., Eastern Time, on February 22, 2002, or if Cysive extends the deadline to exchange options, before the extended expiration of the Offer.

I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

I accept the offer to exchange options as indicated in the Election Form completed as of the date hereof.

________________________________________________________ Optionee Signature	Date:______________________________________

Name:___________________________________________________ (Please print)

CYSIVE HEREBY AGREES AND ACCEPTS THIS NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT, AND SUCH ACCEPTANCE SHALL BE BINDING ON CYSIVE’S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

CYSIVE, INC.

By:_____________________________________________________	Date:______________________________________

Title:____________________________________________________